SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2013

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s Telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 3, 2013, Forrester Research B.V., an indirectly wholly-owned subsidiary of Forrester Research, Inc. (the “Company”) entered into a revised employment agreement with Dennis van Lingen, a named executive officer of the Company, which agreement specifies Mr. van Lingen’s position as Chief Product Officer and Chief EMEA (Europe, Middle East and Africa) Officer of the Company for which his compensation, effective October 1, 2013, includes a base annual salary of € 262,987.00 and an annualized target bonus opportunity effective October 1, 2013 under the Company’s Amended and Restated Executive Cash Incentive Plan of €112,708.00. The agreement also references a stock option grant awarded to Mr. van Lingen under the Company’s Amended and Restated 2006 Equity Incentive Plan on October 1, 2013 for 10,000 shares of the Company’s common stock, which option vests proportionately over four years from the grant date and the exercise price of which is equal to the closing price of the Company’s common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

	By	/s/ Gail S. Mann
Name: Gail S. Mann
Title: Chief Legal Officer and Secretary
Date: December 5, 2013